Exhibit 99.1

PENTAIR

PENTAIR LTD.
C/O BROADRIDGE
51 MERCEDES WAY
EDGEWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until noon, Eastern Standard Time on May 19, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

In order to assure that your proxy card is tabulated in time to be voted at the Meeting, you must return your proxy card at the above address by noon, Eastern Standard Time on May 19, 2014.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M67281-TBD KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PENTAIR LTD.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

		For	Against	Abstain
1.	To approve the merger agreement by and between Pentair Ltd. and Pentair plc.	☐	☐	☐
2.	To approve the Voting Cap Elimination Proposal as described in the Proxy Statement.	☐	☐	☐
3.	To approve the Reserves Proposal as described in the Proxy Statement.	☐	☐	☐

	Yes	No
The signatory will attend the Extraordinary General Meeting on May 20, 2014 personally.	☐	☐

This proxy, when properly executed, will be voted in the manner directed above. If you return a properly executed proxy but do not provide specific voting instructions, you instruct the independent proxy or, for purposes of the Pentair ESOP, Fidelity Trust Management Company, to vote the shares in accordance with the recommendations of the Board of Directors.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M67282-TBD

PENTAIR LTD.
Extraordinary General Meeting of Shareholders
May 20, 2014, immediately following our Annual General Meeting of Shareholders, which will begin at 8:00 AM Central European Time

This proxy is solicited by the Board of Directors

The signatory, revoking any proxy heretofore given in connection with the Meeting (as defined below), hereby appoints the independent proxy, Proxy Voting Services GmbH and hereby authorizes the independent proxy to represent and to vote at the Meeting, at designated on the reverse side of this card, all common shares of Pentair Ltd. that the signatory is entitled to vote at the Extraordinary General Meeting ofShareholders to be held on May 20, 2014, immediately following our Annual General Meeting of Shareholders, which will begin at 8:00 AM, Central European Time, at the Park Hyatt Zürich, Beethoven-Strasse 21, 8002 Zürich, Switzerland, and any adjournment or postponement thereof (the "Meeting").

If the signatory is a participant in the Pentair Retirement Savings and Stock Incentive Plan ("Pentair ESOP"), the signatory hereby directs Fidelity Management Trust Company as Pentair ESOP Trustee, to vote at the Meeting, as directed on the reverse side of this card, all of the common shares of Pentair Ltd. allocated to the signatory's account in the Pentair ESOP as of April 30, 2014.

If the signatory is a participant in the Pentair Ltd. Employee Stock Purchase and Bonus Plan or the Pentair Ltd. International Stock Purchase and Bonus Plan (the "Purchase Plans"), the signatory, revoking any proxy heretofore given in connection with the Meeting, hereby appoints the independent proxy. Proxy Voting Services GmbH and hereby authorizes the independent proxy to represent and to vote at the Meeting, as designated on the reverse side of this card, all of the common shares of Pentair Ltd. allocated to the signatory's account in the Purchase Plans as of April 30, 2014.

In the event of other agenda items or proposals during the Meeting on which voting is permissible under Swiss law, you instruct the independent proxy, in the absence of other specific instructions, to vote the shares in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side